Exhibit 10.3

DRIVEN INVESTOR LLC

OPTION PLAN (F/K/A SHINE HOLDCO (UK) LIMITED 2019 STOCK OPTION

PLAN)

Effective as of August 3, 2020, as amended

§ 1.

BACKGROUND AND PURPOSE

This Plan is being established in connection with the consummation of the transactions contemplated by that certain Transaction Framework Agreement, dated as of July 10, 2020 (the “Framework Agreement”), by and between RC IV Cayman ICW LLC, the Company and Shine Holdco (UK) Limited (“Shine”), pursuant to which Shine has become an indirect wholly owned subsidiary of the Company (the “Transactions”). The purpose of this Plan is to promote the interests of the Company by authorizing the Board to grant Options to Eligible Employees, Managers and Consultants in order to (1) attract and retain Eligible Employees, Managers and Consultants, and (2) provide an additional incentive to each Eligible Employee, Manager or Consultant to work to increase the value of the Class A Common Units. This Plan is intended to satisfy the requirements for a “plan” described in Rule 701 promulgated under the 1933 Act, and the Company intends that this Plan be interpreted in accordance with that intent.

§ 2.

DEFINITIONS

2.1 Board — means the Board of Managers of the Company, which may act only by a majority of the Managers.

2.2 Change Effective Date — means the date which includes the “closing” of the transaction that makes a Change in Control effective.

2.3 Change in Control — means (i) any transaction that results in more than 50% of the Class A Common Units (as defined in the Company LLC Agreement) or the total voting power of the outstanding Class A Common Units eligible to vote at a general meeting being controlled by any person who is not (A) an existing member of the Company as of the Effective Date, or (B) an affiliate of Roark; or (ii) any transaction that results in the sale or other disposition of all or substantially all of the Company’s assets. Neither (i) a transfer of Class A Common Units from Roark or one of its affiliates to another Roark affiliate (whether for cash, stock, or other consideration), or (ii) an investment by Roark or one of its affiliates in the Company, will result in a Change in Control. “Roark” means Roark Capital Management, LLC and its affiliates, including any investment fund managed by Roark Capital Management, LLC, or its successors (a “Fund”), any portfolio company of any Fund, and any investor in any Fund.

2.4 Class A Common Unit — means a Class A Common Unit of the Company.

2.5 Code — means the Internal Revenue Code of 1986, as amended.

2.6 Company — means Driven Investor LLC, a Delaware limited liability company, and any successor to Driven Investor LLC.

2.7 Company LLC Agreement — means the Amended and Restated Limited Liability Agreement of the Company, dated as of August 3, 2020.

2.8 Consultant — means each independent contractor or advisor who performs services or provides advice to the Company or any its affiliates to whom the Board decides, for reasons sufficient to the Board, to make a grant under this Plan.

2.9 Discretion — means sole and absolute discretion.

2.10 Eligible Employee — means an employee of the Company or any Affiliate of the Company to whom the Board decides, for reasons sufficient to the Board, to make a grant under this Plan.

2.11 Fair Market Value — means the price for which a Class A Common Unit might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts, as determined by the Board, in its Discretion, through any reasonable valuation method which is intended to satisfy the requirements of §409A of the Code.

2.12 Holder — means an Eligible Employee, Consultant or Manager who has received a grant of an Option under this Plan.

2.13 1933 Act — means the Securities Act of 1933, as amended.

2.14 1934 Act — means the Securities Exchange Act of 1934, as amended.

2.15 Manager — means any member of the Board.

2.16 Option — means an option to purchase Class A Common Units that is granted to an Eligible Employee, Manager or Consultant under § 7.

2.17 Option Certificate — means the certificate (whether in electronic or written form) that sets forth the terms and conditions of an Option granted under this Plan.

2.18 Option Price — means the price that must be paid to purchase one Class A Common Unit upon the exercise of an Option granted under this Plan.

2.19 Plan — means this Driven Investor LLC Option Plan (formerly known as the Shine Holdco (UK) Limited 2019 Stock Option Plan) as effective as of the Effective Date and as amended from time to time thereafter.

2.20 Public Offering — means the sale, in an underwritten registered public offering of Class A Common Units, or of any other security of the Company which is substituted for Class A Common Units under § 12.

2.21 Rule 16b-3 — means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

§ 3.

CLASS A COMMON UNITS

3.1 Class A Common Units. The Company shall ensure that it has sufficient authority and rights to issue to an Eligible Employee, Consultant and Manager, or to procure the transfer to the Eligible Employee, Consultant and Manager, of the number of Class A Common Units in respect of which an Option has been validly exercised by that Eligible Employee, Consultant and Manager.

§ 4.

EFFECTIVE DATE

The effective date of this Plan is the date of its adoption by the Board of Directors of Shine. The Plan as amended pursuant to the Framework Agreement became effective following its adoption by the Board and the closing of the Transactions on August 3, 2020.

§ 5.

ADMINISTRATION OF PLAN

This Plan shall be administered by the Board. The Board, in its Discretion, shall exercise such powers and take such actions as may be called for under this Plan and, further, the Board shall have the absolute power to interpret this Plan and to take such other actions in the administration, operation and amendment of this Plan as the Board deems appropriate under the circumstances. Any action taken by the Board under or with respect to this Plan will be binding on the Company, on each affected Eligible Employee, Manager or Consultant and on each other person directly or indirectly affected by such action. The Board, as a condition to making any grant or permitting any exercise under the Plan, has the right to require the Holder to execute an agreement that makes the Holder subject to non-competition, non-solicitation, non-disparagement and confidentiality provisions and other restrictive covenants that run in favor of the Company.

§ 6.

ELIGIBILITY

All Eligible Employees, Managers and Consultants are eligible for the grant of Options under this Plan.

§ 7.

OPTIONS

7.1 Board Action. The Board, acting in its Discretion, has the right to grant Options to Eligible Employees, Managers and Consultants under this Plan from time to time. Each grant of an Option to an Eligible Employee, Manager or Consultant shall be evidenced by an Option Certificate, and each Option Certificate shall set forth the number of Class A Common Units that may be purchased under the Option, the Option Price, and such additional terms and conditions of such grant (including, without limitation, vesting requirements) as may be determined by the Board.

7.2 Payment. The Option Price will be payable in full upon the exercise of any Option and, at the Discretion of the Board, an Option Certificate may provide for the payment of the Option Price either in cash or by any other form of payment that the Board determines in its Discretion.

7.3 Option Price. If the Option Price is less than Fair Market Value on the date that the Option is granted, then the terms of the Option must comply with the requirements of §409A of the Code.

7.4 Exercise.

(a) Exercise Period. Each Option granted under this Plan will be exercisable in whole or in part at such time or times as set forth in the related Option Certificate.

(b) Issuance of Class A Common Units. If the Holder has validly exercised an Option in compliance with the requirements of this Plan and the Option Certificate, the Company will issue the Class A Common Units in the name of the Holder.

(c) Issuance of Unit Certificates. Certificates for the Class A Common Units so purchased will be issued in the name of the Holder upon compliance, to the satisfaction of the Company, with all requirements under applicable laws or regulations in connection with such issuance; provided, that the Board may provide for other indicia of ownership consistent with the terms of the Company LLC Agreement.

(d) Termination of Status as Eligible Employee, Manager or Consultant. The Holder of an Option must be an active employee, Consultant, or Manager at the time of the exercise of an Option, unless otherwise provided in the applicable Option Certificate.

(e) Cancellation of Option upon Termination for Cause. If a Holder is terminated for Cause (as defined in the applicable Option Certificate), the Holder’s Options (whether or not vested) will automatically be cancelled.

§ 8.

CHANGE IN CONTROL

8.1 Change in Control. If there is a Change in Control of the Company, then, as of the Change Effective Date for such Change in Control, all vested Options will be fully exercisable, and all unvested outstanding Options will be cancelled as of such Change Effective Date, unless otherwise specified in the applicable Option Certificate. Vesting will be determined in accordance with the provisions of the applicable Option Certificate.

8.2 Exercise of Vested Options. The Board may provide that any vested Options must be exercised by a date set by the Board on or before a Change in Control, and the Board may cancel any Option which is not exercised on or before such date.

8.3 Cash Payment. The Board may, in its Discretion, require that all outstanding Options be cancelled as of the Change Effective Date and that each Holder of a vested Option (taking into account any vesting that may occur in connection with the Change in Control under the Option Certificate) that is cancelled receive a cash payment in exchange for the cancellation of such vested Option. Such cash payment will equal the amount, if any, by which (i) the Fair Market Value of each Class A Common Unit surrendered by the members of the Company in the Change in Control transaction exceeds (ii) the Option Price for the Option, multiplied by the number of Class A Common Units subject to the vested Option.

§ 9.

NON-TRANSFERABILITY

No Option shall be transferable by a Holder other than by the Board’s consent. An Option shall be exercisable during the Holder’s lifetime only by the Holder. The person or persons to whom an Option is transferred with the Board’s consent thereafter shall be treated as the Holder.

§ 10.

SECURITIES REGISTRATION

10.1 Class A Common Units Held for Investment. As a condition to the receipt of Class A Common Units upon exercise of an Option, the Holder shall, if so requested by the Company, agree to hold such Class A Common Units for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Holder shall make written representations to the Company that he or she will not sell or offer for sale any of such Class A Common Units unless a registration statement shall be in effect with respect to such Class A Common Units under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates or other evidence of ownership representing the Class A Common Units transferred upon the exercise of an Option may, at the Discretion of the Board, bear a legend to the effect that such Class A Common Units have not been registered under the 1933 Act or any applicable state securities law and that such Class A Common Units cannot be sold or offered for sale in the absence of an effective registration statement as to such Class A Common Units under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

10.2 Cooperation. As a condition to (i) delivery of Class A Common Units and (ii) registration of legal title in the name of the Holder upon exercise of an Option by a Holder, such Holder (or his or her successor in interest) must cooperate to the extent necessary or appropriate or customary for a member to effect a Public Offering if a majority of the Board approves a Public Offering, and if any such Holder (or his or her successor in interest) fails to do so, the Company shall have the right to cancel the Class A Common Units held for the benefit of such Holder (or his or her successor in interest) in exchange for a payment to such person (or his or her successor in interest) equal to the then Fair Market Value of such Class A Common Units, or, if less, the price paid for such Class A Common Units.

§ 11.

LIFE OF PLAN

The Plan will continue in effect until all outstanding Options have been exercised in full or are no longer exercisable.

§ 12.

ADJUSTMENT

If the Board determines in its Discretion that any adjustment to the Options granted under this Plan and/or the Option Price under such Option is appropriate to reflect any change in the Company’s capital structure, then such adjustments will be made in a manner that the Board so determines.

§ 13.

AMENDMENT OR TERMINATION

The Board may amend this Plan from time to time to the extent that the Board deems necessary or appropriate but no amendment may be made absent the approval of the members of the Company holding a majority in interest of the number of outstanding voting Class A Common Units of the Company, if such approval is required under applicable law or the rules of the exchange on which voting Class A Common Units of the Company are listed. Without limiting §12 of this Plan, the Board also may suspend granting Options under this Plan at any time and may terminate this Plan at any time; provided, however, that the Board will not have the right unilaterally to (x) modify and/or amend in any respect that has a material adverse impact on Holders, or (y) cancel any Option granted before such suspension or termination unless the Board obtains the written consent of Holders who themselves are holders of greater than 50 percent of the Class A Common Units subject to outstanding Options to such modification, amendment or cancellation (except as provided in § 8 of this Plan).

§ 14.

MISCELLANEOUS

14.1 Member Rights. No Holder will have any rights as a member of the Company as a result of the grant of an Option, pending the exercise of the Option and actual registration of the Class A Common Units in the name of the Holder that were subject to such Option to such Holder.

14.2 No Contract of Employment. The grant of an Option to an Eligible Employee, Manager or Consultant under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Holder any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the applicable Option Certificate.

14.3 Withholding. Each Option shall be made subject to the condition that the Eligible Employee, Manager or Consultant consents to whatever action the Board directs to satisfy tax withholding requirements, if any, which the Board, in its Discretion, determines are applicable to the exercise, forfeiture or redemption of such Option.

14.4 Construction. All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. Each term set forth in § 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Finally, if there is any conflict between the terms of this Plan and the terms of any Option Certificate, the terms of this Plan shall control.

14.5 Governing Law. This Plan and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of the State of Delaware.

14.6 Arbitration. Any dispute or claim arising out of or relating to an Option granted under this Plan or an Option Certificate, must be settled by binding arbitration in North Carolina in accordance with the rules of the American Arbitration Association then applicable to employment-related disputes, and any judgment upon any award, which may include an award of damages, may be entered in courts having jurisdiction over such award.

14.7 Third Party Rights. A person who is not a Holder shall not have any rights to enforce any term of this Plan.

14.8 Legal Terms. The Board has the right to apply the provisions of this Plan and Option Certificate in a manner that takes into account differences in local laws that may be applicable to a particular Option or Holder, as necessary to achieve the results intended by this Plan.

14.9 Other Conditions. Holder shall (as a condition to the exercise of the Option) (i) enter into other agreements in the Discretion of the Board including, without limitation, the Company LLC Agreement, shareholder’s agreement, confidentiality agreement, covenant not to compete, non-disparagement covenant, non-solicitation and no-hire covenant, and general release of the Company and its Affiliates and other agreements, all in a form acceptable to the Board, and (ii) make representations, warranties and covenants that the Company requires.

14.10 Rule 16b-3. The Board has the right to amend any Option to withhold or otherwise restrict the transfer of any Class A Common Units acquired through the exercise of Options granted under this Plan to an Eligible Employee, Manager or Consultant in the Board’s Discretion in order to satisfy any condition or requirement under Rule 16b-3 to the extent rule 16 of the 1934 Act might be applicable to such grant or transfer.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

DRIVEN INVESTOR LLC

By:	/s/ Jonathan Fitzpatrick
Name:	Jonathan Fitzpatrick
Title:	Manager, CEO & President

[Signature Page to Driven Investor LLC Option Plan]